EX. 99.7


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       PROPERTY SOLUTIONS WORLDWIDE                                NEWS RELEASE

              GRUBB & ELLIS RESTRUCTURES EXISTING CREDIT FACILITY;
                            WITHDRAWS RIGHTS OFFERING

                  New York, N.Y., March 8, 2002, - - Grubb & Ellis Company (NYSE: "GBE") announced today that it has restructured its credit arrangements with its banking syndicate and withdrawn its Registration Statement on Form S-3 that it had filed with the Securities and Exchange Commission on January 29, 2002, in which it was seeking to raise up to $11 million pursuant to a rights offering.

                  Warburg Pincus, the Company's largest stockholder, which was going to lead a standby group that was to exercise all unexercised rights under the rights offering, has agreed to join in the restructured credit facility, as well as provide the Company with additional capital in the future.

                  The Registration Statement was never declared effective and no shares were ever sold pursuant to the proposed rights offering.

                  The Company intends to file a current report on Form 8-K shortly which will set forth the terms and conditions with respect to the restructured credit facility.

                                                                   ###

                  GRUBB & ELLIS:
                  Grubb & Ellis is a business advisory firm with global expertise in real estate. As one of the leading providers of multi-level solutions for businesses and corporations worldwide, Grubb & Ellis delivers strategic planning, property and asset management services, and transaction expertise in both corporate and investment real estate. With the collective resources of more than 8,000 people in over 200 offices in 29 countries, including its affiliates and a strategic initiative with Knight Frank, one of the leading property consulting firms in Europe, Africa and Asia Pacific, Grubb & Ellis provides a single point of contact for clients addressing commercial real estate issues seamlessly. For more information, visit the company's website at www.grubb-ellis.com.

                                     -- . --

                  Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: issues affecting real estate on a both on a national and local basis, general economic conditions, and other factors that are discussed in the Company's Annual Report on Form 10-K that has been filed with the Securities and Exchange Commission.


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